UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     June 19, 2015

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 19, 2015, Impac Mortgage Holdings, Inc. (the “Company”), and its subsidiaries, Impac Mortgage Corp., Impac Warehouse Lending, Inc. and Integrated Real Estate Service Corp. (together with the Company, the “Borrowers”) entered into a Loan Agreement (the “Loan Agreement”) with Macquarie Alpine Inc. (the “Lender”) pursuant to which the Lender provided to the Borrowers a term loan in the aggregate principal amount of $30.0 million (the “Term Loan”) due and payable on November 18, 2016, which may extend up to November 17, 2017 at the Lender’s discretion.  In connection with the Term Loan, the Borrowers issued to the Lender a Term Note dated June 19, 2015.  The Lender may in its discretion make additional advances in an aggregate amount not to exceed $50.0 million (including amounts then outstanding).  The proceeds from the Term Loan were used to payoff the working capital line of credit with Wells Fargo (approximately $4.0 million) and amounts under an existing master repurchase agreement with the Lender (approximately $3.2 million).  The Borrowers also paid the Lender an origination fee of $300,000.  The Term Loan is payable monthly and accrues interest at the rate per annum equal to LIBOR plus 8.5%.  Amounts under the term Loan may be prepaid at any time without penalty or premium, provided, however, that any prepayments made within 9 months of the closing date will be subject to, with certain exceptions, a prepayment premium equal to 50% of the then applicable interest rate multiplied by the amount of the prepayment.  The Borrowers are subject to mandatory prepayment on the Term Loan based on a borrowing base formula that includes amounts under outstanding warehouse facilities, market value of mortgage servicing rights and residual securities and certain mortgage loans.

The obligations of the Borrowers under the Loan Agreement are secured by the assets and a pledge of all of the capital stock pursuant to a Security Agreement dated as of June 19, 2015 between the Borrowers and the Lender (the “Security Agreement”).

The Term Loan is subject to customary affirmative and negative covenants of the Borrowers, including covenants not to incur certain indebtedness, merger, consolidate or transfer assets, make certain distributions and make certain investments.    Upon an event of default, all outstanding amounts under the Term Loan may become immediately due and payable.  Events of default include failure to pay interest when due, failure in the performance of any agreement for a period of two or 10 days, as applicable; the existence of a Borrowing Base Deficiency (as defined in the Loan Agreement), acceleration of other indebtedness, certain material adverse effects with respect to the Borrowers, termination of IMC’s approval as an agency approved servicer, and certain bankruptcy events. An event of default also occurs upon a change of control, which means acquisition of more than 25% of the common stock of the Company, more than 50% of the common stock of any other Borrower, or the ability to elect a majority of such Borrower’s directors or an event that triggers a violation of a change of control provision in any of the Borrowers’ warehouse facilities.

The description of the terms and conditions of the Loan Agreement, the Term Loan and Security Agreement set forth herein do not purport to be complete and are qualified in their entirety by reference to the terms of the Loan Agreement, the Term Loan and Security Agreement, as applicable, copies of which are included as exhibits to this Current Report on Form 8-K.

Item 1.02                                           Termination of Material Definitive Agreement.

In connection with entering into the Loan Agreement and the payoff of the working line of credit, Impac Mortgage Corp terminated the credit agreement with Wells Fargo Bank dated March 26, 2014, as amended.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Item	Description
10.1	Loan Agreement dated as of June 19, 2015 among Impac Mortgage Holdings, Inc., Impac Mortgage Corp, Impac Warehouse Lending, Inc., Integrated Real Estate Service Corp. and Macquarie Alpine Inc.
10.2	Term Note dated as of June 19, 2015 issued by Impac Mortgage Holdings, Inc., Impac Mortgage Corp, Impac Warehouse Lending, Inc., and Integrated Real Estate Service Corp. to Macquarie Alpine Inc.
10.3	Security Agreement dated as of June 19, 2015 among Impac Mortgage Holdings, Inc., Impac Mortgage Corp, Impac Warehouse Lending, Inc., Integrated Real Estate Service Corp. and Macquarie Alpine Inc.
99.1	Press Release dated June 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: June 25, 2015

	By:	/s/ Todd R. Taylor
	Name:	Todd R. Taylor
	Title:	Chief Financial Officer

EXHIBIT INDEX

Item	Description
10.1	Loan Agreement dated as of June 19, 2015 among Impac Mortgage Holdings, Inc., Impac Mortgage Corp, Impac Warehouse Lending, Inc., Integrated Real Estate Service Corp. and Macquarie Alpine Inc.
10.2	Term Note dated as of June 19, 2015 issued by Impac Mortgage Holdings, Inc., Impac Mortgage Corp, Impac Warehouse Lending, Inc., and Integrated Real Estate Service Corp. to Macquarie Alpine Inc.
10.3	Security Agreement dated as of June 19, 2015 among Impac Mortgage Holdings, Inc., Impac Mortgage Corp, Impac Warehouse Lending, Inc., Integrated Real Estate Service Corp. and Macquarie Alpine Inc.
99.1	Press Release dated June 24, 2015.